As filed with the Securities and Exchange Commission on November 16, 2020

  Registration No. 333-236558

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Sanara MedTech Inc.
(Exact name of registrant as specified in its charter)

Texas	59-2219994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Summit Ave., Suite 414 Fort Worth, Texas (Address of Principal Executive Offices)	76102 (Zip Code)
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Sanara MedTech Inc. Restated 2014 Omnibus Long Term Incentive Plan
 (Full title of the plan)
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Michael D. McNeil
Chief Financial Officer
Sanara MedTech Inc.
1200 Summit Ave., Suite 414
Fort Worth, Texas 76102
(817) 529-2300
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Matthew L. Fry, Esq.
Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
(214) 651-5000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Smaller reporting company ☑
Non-accelerated filer ☑	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-236558) (the “Registration Statement”), originally filed with the Securities and Exchange Commission (“SEC”) on February 21, 2020 by Sanara MedTech Inc., a Texas corporation, is being filed solely for the purpose of filing Exhibit 23.3 hereto, to add the Consent of Independent Registered Public Accounting Firm. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement consists solely of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page and exhibit index, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

Item 8.  Exhibits.

Exhibit No.	Description of Document

4.1	Certificate of Formation of Sanara MedTech Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on April 11, 2008).
4.2	Amendment to Certificate of Formation of Sanara MedTech Inc. (incorporated by reference to Exhibit A to the Registrant’s Information Statement filed with the SEC on May 13, 2008).
4.3
Amendment to Certificate of Formation of Sanara MedTech Inc. of the Certificate of Designations of the Series F Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 21, 2019).

4.4*
Amendments to Certificate of Formation of Sanara MedTech Inc. (i) to increase the authorized common stock (April 20, 2015) and (ii) to recapitalize the authorized capital stock and implement a reverse stock split (May 3, 2019).

4.5	Bylaws of Sanara MedTech Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on April 11, 2008).
4.6
Sanara MedTech Inc. Restated 2014 Omnibus Long Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 25, 2020).

5.1*	Opinion of Kelly Hart & Hallman LLP regarding legality of issued shares of common stock.
23.1*	Consent of Kelly Hart & Hallman LLP.
23.2*	Consent of MaloneBailey LLP, independent registered public accounting firm.
23.3+	Consent of MaloneBailey LLP, independent registered public accounting firm.
24.1*	Power of Attorney (set forth on the signature page of the Registration Statement on Form S-8 filed with the SEC on February 21, 2020).

* Previously filed.
+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 16, 2020.

SANARA MEDTECH INC. (Registrant)

Date: November 16, 2020	By:	/s/ J. Michael Carmena
J. Michael Carmena
Vice Chairman and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

* Ronald T. Nixon	Executive Chairman of the Board	November 16, 2020

/s/ J. Michael Carmena J. Michael Carmena	Vice Chairman of the Board (Principal Executive Officer)	November 16, 2020

/s/ Robert A. DeSutter Robert A. DeSutter	Director	November 16, 2020

* Ann Beal Salamone	Director	November 16, 2020

* James W. Stuckert	Director	November 16, 2020

* Kenneth E. Thorpe	Director	November 16, 2020

/s/ Michael D. McNeil Michael D. McNeil	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 16, 2020

*J. Michael Carmena, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective
Amendment No. 1 to the Registration Statement on Form S-8 on behalf of the above indicated directors of the Registrant pursuant to a power of attorney filed with the SEC.

/s/ J. Michael Carmena
J. Michael Carmena
Attorney-in-Fact